Exhibit 10.1

Financial Advisory Engagement Agreement

This Financial Advisory Engagement Agreement (the “Agreement”) is entered into as of 27 Dec, by and between TIAN RUIXIANG Holdings Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), and [JAASH Investment], a company organized under the laws of the People’s Republic of China (“Advisor”).

1. Engagement

The Company hereby engages Advisor to provide financial advisory services in connection with a proposed project (the “Proposed Project”) involving the acquisition by the Company of UCare Inc., a company organized under the laws of the Cayman Islands, in a stock exchange transaction or another structure as agreed between the Company and UCare, Inc. (the “Transaction”).

As currently contemplated, the Transaction will involve the issuance of shares of the Company to the shareholders of UCare in exchange for the shares of UCare Inc. held by such shareholders.

2. Scope of Services

Advisor will provide financial advisory services to the Company, including but not limited to:

(a) Advising on the structure, strategy, and terms of the Transaction;

(b) Assisting in negotiations with the shareholders of UCare Inc.;

(c) Coordinating with the Company’s other advisors to facilitate the Transaction; and

(d) Providing such other financial advisory services as may be agreed upon by the parties in writing.

3. Compensation

As compensation for its services, the Company agrees to:

(a) Issue to Advisor shares of the Company equal to 10% of the shares issued by the Company in the Transaction (the “Service Consideration Shares”); and

(b) Offer registration rights to Advisor, such that the Service Consideration Shares shall be registered with the U.S. Securities and Exchange Commission (SEC) and be freely tradable upon issuance.

4. Representations and Warranties

4.1 By the Company

The Company hereby represents and warrants to Advisor as follows:

(a) Authority and Authorization: The Company is duly incorporated, validly existing, and in good standing under the laws of the Cayman Islands. The Company has all necessary power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate actions.

(b) No Conflict: The execution and performance of this Agreement do not and will not (i) violate any provision of the Company’s memorandum and articles of association, (ii) conflict with or result in a breach of any material agreement to which the Company is a party, or (iii) violate any applicable law or regulation.

(c) Consents and Approvals: No consent, approval, or authorization of, or filing with, any governmental or regulatory authority or third party is required for the execution, delivery, and performance of this Agreement by the Company, other than as may be required under applicable securities laws for the issuance and registration of the Service Consideration Shares.

(d) Compliance with Laws: The Company is in compliance with all applicable laws and regulations, including securities laws, in all material respects.

4.2 By Advisor

Advisor hereby represents and warrants to the Company as follows:

(a) Organization and Authority: Advisor is duly organized, validly existing, and in good standing under the laws of the People’s Republic of China. Advisor has all necessary power and authority to enter into this Agreement and to perform its obligations hereunder.

(b) Expertise and Experience: Advisor has the requisite expertise, qualifications, and resources to provide the financial advisory services contemplated by this Agreement and has acted as an advisor in similar transactions.

(c) No Conflict: The execution and performance of this Agreement by Advisor do not and will not (i) violate its organizational documents, (ii) conflict with or result in a breach of any agreement to which Advisor is a party, or (iii) violate any applicable law or regulation.

(d) No Litigation or Claims: There are no pending or, to Advisor’s knowledge, threatened actions, suits, or proceedings against Advisor that could adversely affect its ability to perform its obligations under this Agreement.

(e) Independent Advisor: Advisor is acting as an independent contractor and not as an employee or agent of the Company.

5. Confidentiality

Both parties agree to maintain the confidentiality of all non-public information exchanged in connection with this Agreement and the Transaction, in accordance with the terms of the Non-Disclosure Agreement previously entered into by the parties on (the “NDA”), which is hereby incorporated by reference. This provision supplements, and does not limit, the obligations set forth in the NDA. Notwithstanding the foregoing, disclosure of such information may be made as required by applicable law or regulation.

6. Term and Termination

This Agreement shall remain in effect until the earlier of:

(a) The consummation of the Transaction; or

(b) Termination by either party upon 30 days’ prior written notice.

Termination shall not affect Advisor’s right to compensation for services rendered prior to the effective date of termination.

7. Governing Law and Dispute Resolution

This Agreement shall be governed by, and construed in accordance with, the laws of the People’s Republic of China, without regard to its conflict of law principles that would result in the application of the laws of any other jurisdiction. Any disputes arising out of or in connection with this Agreement shall be resolved through friendly negotiations. If such negotiations fail, the disputes shall be submitted to arbitration in accordance with the rules of [arbitration institution]. The arbitration award shall be final and binding on the parties.

8. Miscellaneous

(a) Entire Agreement: This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes all prior agreements or understandings.

(b) Amendments: Any amendments to this Agreement must be in writing and signed by both parties.

(c) Counterparts: This Agreement may be executed in counterparts, each of which shall be deemed an original and together shall constitute one and the same instrument.

(d) Notices: All notices under this Agreement shall be in writing and sent to the emails or addresses of the parties specified under the parties’ respective signatures or such other address as either party may subsequently designate.

(e) Assignment: Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TIAN RUIXIANG Holdings Ltd.

By:	/s/ Sheng Xu

Name: Sheng Xu

Title: Director

Notice Email: xuzihui@tianrx.com

Notice Address: Room 918, Jingding Building, Xicheng District, Beijing

[JAASH Investment]

By:	/s/ Yi Liu

Name: Yi Liu
Title: Director

Notice email:jason@jaashinvestment.com

Notice Address: Room 706, 7th Floor, Hopson One Office Building, Chaoyang District, Beijing.